ALLIANCEBERNSTEIN GROWTH AND INCOME FUND


		FORMER POLICIES			CURRENT POLICIES


Investment Objective:

Fundamental:				Non-fundamental:
Appreciation through investments	The Funds investment
primarily in dividend-paying common	objective is long-term
stocks of good quality, although the	growth of capital.
Fund also may invest in fixed-income
and convertible securities.


Fundamental Investment Policies:
The Fund is a diversified fund as a	The Fund is diversified.
matter of fundamental policy.

Related fundamental policy.		Related fundamental policy
					eliminated.
The Fund may not with respect to 75%
of its total assets, purchase the
securities of any issuer (other than
the United States Government) if upon
such purchase more than 5% of the
Funds total assets would consist of
the securities of such issuer or the
Fund would own more than 10% of the
outstanding voting securities of such
issuer.


The Fund may not purchase the	        Fundamental policy
securities of any other investment	eliminated.
company except in a regular
transaction in the open market.		Related non-fundamental
					policy:
					The Fund may invest in the
					securities of other
					investment companies,
					including exchange-traded
					funds, to the extent
					permitted under the 1940 Act
					or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time)
					or by guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

The Fund may not purchase the		Policy eliminated.
securities of any issuer the
business of which has been in
continuous operation for less
than three years.

The Fund may not retain			Policy eliminated.
investments in the securities of
any issuer if directors or officers
of the Fund or certain other
interested persons own more than
5% of such securities.

The Fund may not issue any		The Fund may not issue any
securities senior to the capital	senior security (as that
stock offered hereby.			term is defined in the 1940
					Act) or borrow money, except
					to the extent permitted by
					the 1940 Act or the rules
					and regulations thereunder
					(as such statute, rules
					or regulations may be amended
					from time to time) or by
					guidance regarding, or
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					egulatory authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example,
					with respect to permitted
					borrowings, options, futures
					contracts, options on
					futures contracts and other
					derivatives such as swaps
					are not deemed to involve
					the issuance of a senior
					security


Related fundamental policy:		Related fundamental policy
The Fund may not borrow money or	eliminated.
sell securities short, except that
the Fund may borrow in an amount
up to 10% of its total assets to
meet redemption requests and for
the clearance of purchases and
sales of portfolio securities
(this borrowing provision is not
for investment leverage but solely
to facilitate management of the
portfolio to enable the Fund to
meet redemption requests where the
liquidation of portfolio securities
is deemed to be disadvantageous or
inconvenient and to obtain such
short-term credits as may be
necessary for the clearance of
purchases and sales of portfolio
securities; all borrowings at any
time outstanding will be repaid
before any additional investments
are made; the Fund will not
mortgage, pledge or hypothecate any
assets in connection with any such
borrowing in excess of 15% of the
Funds total assets).

The Fund may not purchase any		Fundamental policy
securities on margin.			eliminated.

					Related non-fundamental
					policy:
					The Fund may not purchase
					securities on margin, except
					(i) as otherwise provided
					under rules adopted by the
					SEC under the 1940 Act or
					by guidance regarding the
					1940 Act, or interpretations
					thereof, and (ii) that the
					Fund may obtain such
					short-term credits as are
					necessary for the clearance
					of portfolio transactions,
					and the Fund may make margin
					payments in connection with
					futures contracts, options,
					forward contracts, swaps,
					caps, floors, collars and
					other financial instruments.

The Fund does not invest in other	Policy eliminated.
companies for the purpose of
exercising control of management.

The Fund may not make loans to		The Fund may not make loans
other persons, except that the		except through (i) the
Fund may lend its portfolio		purchase of debt obligations
securities in accordance with		in accordance with its
applicable law.  The acquisition	in accordance with its
of investment securities or other	investment objectives and
investment instruments shall not	policies; (ii) the lending
be deemed to be the making of a		of portfolio securities;
loan.					(iii) the use of repurchase
				        agreements; or (iv) the
					making of loans to
					affiliated funds as
					permitted under the 1940
					Act, the rules and
					regulations thereunder (as
					such statutes, rule or
					regulations may be amended
					from time to time), or by
					guidance regarding, and
					interpretations of, or
					exemptive orders under,
					the 1940 Act.

It is the Funds policy not to		The Fund may not concentrate
concentrate its investments in any	investments in an industry,
one industry by investment of more	as concentration may be
than 25% of the value of its total	defined under the 1940 Act
assets in such industry. 		or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time)
					or by guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

It is the Funds policy not to		The Fund may not act as an
underwrite securities issued by		underwriter of securities
other persons, purchase any		of other issuers, except that
securities as to which it might		the Fund may acquire
be deemed a statutory underwriter	restricted securities under
under the Securities Act of 1933,	circumstances in which,
as amended.				if such securities were sold,
					the Fund might be deemed to
      					be an underwriter for
					purposes of the Securities
					Act of 1933, as amended
					(the Securities Act).

It is the Funds policy not to		The Fund may not purchase or
purchase or sell commodities or		sell commodities regulated
commodity contracts (except		by the Commodity Futures
financial forward and futures		Trading Commission under the
contracts and options on such		Commodity Exchange Act or
contracts).				commodities contracts except
					for futures contracts and
					options on futures contracts.

Related non-fundamental policies.	Related non-fundamental policy
					eliminated.
The Fund will not enter into any
futures contracts or options on
futures contracts if immediately
thereafter the market values of
the outstanding futures contracts
of the Fund and the currencies
and futures contracts subject to
outstanding options written by
the Fund would exceed 50% of its
total assets.

The Fund may not purchase or sell	Related non-fundamental
a stock index future if			policy eliminated.
immediately thereafter more than
30% of its total assets would be
hedged by stock index futures or
if immediately thereafter, the
sum of the amount of margin
deposits on the Funds existing
futures positions would exceed 5%
of the market value of the Funds
total assets.

It is the Funds policy not to		The Fund may not purchase or
engage in the business of		sell real estate except that
purchasing and selling real estate.	it may dispose of real
					estate acquired as a result
					of the ownership of
					securities or other
					instruments.This restriction
					does not prohibit the Fund
					from investing in securities
					or other instruments backed
					by real estate or in
					securities of companies
					engaged in the real estate
					business.

Related fundamental policy:		Related fundamental policy
The Fund has undertaken with the	eliminated.
securities administrators of
certain states where the Funds
shares are sold that it will not
purchase or sell real property
(including limited partnership
interests, but excluding readily
marketable interests in real estate
investment trusts or readily
marketable securities of companies
which invest in real estate).

The Fund has undertaken with the	Policy eliminated.
securities administrators of
certain states where the Funds
shares are sold not to invest
any part of its total assets in
interests in oil, gas, or other
mineral exploration or development
programs.

The Fund has undertaken with the	Fundamental policy
securities administrators of		eliminated.
certain states where the Funds
shares are sold that it will not	Non-fundamental policy:
maintain more than 15% of its		The Fund will limit its
average net assets in illiquid		investment in illiquid
securities (excluding Rule 144A		securities to no more than
securities).				15% of net assets or such
					other amount permitted by
					guidance regarding the
					1940 Act.

The Fund has undertaken with		Policy eliminated.
the securities administrators
of certain states where the
Funds shares are sold that it
will not invest in warrants
(other than warrants acquired
by the Fund as a part of a unit
or attached to securities at the
time of purchase), if as a result
such warrants valued at the lower
of cost or market, would exceed
5% of the value of the Funds
assets at the time of purchase
provided that not more than 2%
of the Funds net assets at the
time of purchase may be invested
in warrants not listed on the New
York Stock Exchange (the Exchange)
or the American Stock Exchange.

The Fund has undertaken with the	Policy eliminated.
securities administrators of
certain states where the Funds
shares are sold that it will
invest only in investment grade
fixed income securities.



Non-Fundamental Investment Policies:

The Fund may make loans of		The Fund may lend portfolio
portfolio securities of up to		securities to the extent
33-1/3% of its total assets		permitted under the 1940
(including collateral for any		Act or the rules and
securities.				regulations thereunder
		 			(as such statute, rules or
					regulations may be amended
					from time to time) or by
					guidance regarding,
					interpretations of, or
					exemptive orders under,
					the 1940 Act.